UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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PFSweb, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State of incorporation or organization)	75-2837058 (I.R.S. Employer Identification No.)
505 Millennium Drive, Allen, Texas (Address of principal executive offices)	75013 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, $0.001 par value	Name of each exchange on which each class is to be registered NASDAQ Capital Market
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
File No. 000-28275

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE
This Form 8-A is being filed with the Securities and Exchange Commission by PFSweb, Inc. (the “Registrant”) to correct a clerical error on the cover page of Form 8-A filed by the Registrant on November 24, 1999 (the “Original Filing”). The Original Filing mistakenly indicated the Registrant’s Common Stock was to be registered under Section 12(g) of the Exchange Act. This Form 8-A is being filed to correct the cover page of the Original Filing to indicate that the Registrant’s Common Stock is registered under Section 12(b) of the Exchange Act.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.
For a description of the securities registered hereunder, reference is made to the information set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 13, 2020, which information is incorporated herein by reference.
Item 2.    Exhibits.
In accordance with the Instructions to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NASDAQ Capital Market and the securities registered hereby are not registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 17, 2020	PFSweb, Inc. By: /s/ Thomas J. Madden Thomas J. Madden Chief Financial Officer